Exhibit 4.1

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 94986RXR7	PRINCIPAL AMOUNT: $___________

REGISTERED NO. __

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES K

Due Nine Months or More From Date of Issue

0.25% Optionally Exchangeable Notes due June 24, 2022

Exchangeable for the Class P Common Stock of Kinder Morgan, Inc.

or the Cash Value of Such Stock

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or its registered assigns, the amount of cash determined in accordance with the provisions set forth below under “Payment at Stated Maturity” due with respect to the principal amount of __________________________ DOLLARS ($______________) on June 24, 2022 (the “Stated Maturity Date”), subject to postponement due to the occurrence of a Market Disruption Event (as defined below) as set forth below under “Payment at Stated Maturity” unless and to the extent the Company has exercised the Redemption Right (as defined and described below) or the Holder hereof has exercised the Exchange Right (as defined and described below), and to pay interest on the principal amount of this Security from June 24, 2015 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, as the case may be, at the rate of 0.25% per annum, payable on each Interest Payment Date. Interest shall be calculated on the basis of a year of 360 days with twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date; provided that the interest payable on the Stated Maturity Date shall be paid to the Person to whom the Stated Maturity Payment Amount (as defined below) is paid. The “Regular

Record Date” for an Interest Payment Date shall be the date one Business Day (as defined below) prior to such Interest Payment Date. The “Interest Payment Dates” shall be each June 24 and December 24, commencing December 24, 2015, and ending on the Stated Maturity Date.

The amount payable on this Security at Maturity will be based upon the value of the Class P common stock of Kinder Morgan, Inc. (the “Underlying Stock”). The issuer of the Underlying Stock is sometimes referred to herein as the “Underlying Stock Issuer.”

Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

All cash payable on this Security shall be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest on this Security shall be payable at the office or agency of the Company maintained for such purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to such account as may have been appropriately designated by such Person. Any cash payable on this Security at Maturity shall be paid against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota and any shares of the Underlying Stock deliverable at Maturity shall be delivered against such presentation. Notwithstanding the foregoing, for so long as this Security is in the form of a Global Security registered in the name of the Depositary, all payments on this Security in the form of cash will be made to the Depositary by wire transfer of immediately available funds, and any shares of the Underlying Stock deliverable under the terms of this Security at Maturity will be delivered to the Depositary through the book-entry facilities of the Depositary if such shares are then in book-entry form and, if such shares are then in definitive form, certificates representing such shares will be delivered pursuant to the Depositary’s instructions.

Payment at Stated Maturity

On the Stated Maturity Date, for each $1,000 principal amount of this Security that has not been previously exchanged by the Holder hereof or redeemed by the Company, the Holder of this Security shall receive an amount in cash equal to the greater of $1,000 and Parity (such amount, the “Stated Maturity Payment Amount”), as determined on the fifth Trading Day (as defined below) prior to the Stated Maturity Date (the “Final Exchange Date”), plus any accrued and unpaid interest. “Parity” on any Trading Day equals the Exchange Ratio (as defined below) multiplied by the Closing Price (as defined below) of the Underlying Stock, each determined as of such Trading Day by the Calculation Agent (as defined below). “Principal amount” shall mean, when used with respect to this Security, the amount set forth on the face of this Security as its “Principal Amount.”

If a Market Disruption Event occurs or is continuing with respect to the Underlying Stock on the Final Exchange Date and the Holder of this Security does not exercise the Exchange Right with respect to the principal amount for which payment must be made by the Company on the Stated Maturity Date as described in the immediately preceding paragraph, such Final Exchange Date, solely for purposes of determining Parity as described in the immediately preceding paragraph, will be postponed to the first succeeding Trading Day on which a Market Disruption Event has not occurred and is not continuing. If such first succeeding Trading Day has not occurred as of the eighth scheduled Trading Day after the scheduled Final Exchange Date, that eighth scheduled Trading Day shall be deemed the Final Exchange Date. If the Final Exchange Date has been postponed eight scheduled Trading Days after the scheduled Final Exchange Date and such eighth scheduled Trading Day is not a Trading Day, or if a Market Disruption Event occurs or is continuing with respect to the Underlying Stock on such eighth scheduled Trading Day, the Calculation Agent will determine the Closing Price of the Underlying Stock on such eighth scheduled Trading Day using its good faith estimate of the Closing Price that would have prevailed for the Underlying Stock on such date. For the avoidance of doubt, in no circumstances will the Holder hereof have the right to exercise the Exchange Right on any date following the originally scheduled Final Exchange Date.

If a Market Disruption Event has occurred or is continuing on the Final Exchange Date and the Holder of this Security does not exercise the Exchange Right with respect to the principal amount for which payment must be made by the Company on the Stated Maturity Date as described in the second preceding paragraph, and such Final Exchange Date, for purposes of determining Parity, is postponed so that it falls less than three Business Days (as defined below) prior to the Stated Maturity Date, the Stated Maturity Date will be postponed to the third Business Day following the Final Exchange Date as postponed.

Exchange Right

Beginning July 9, 2015 to and including the earlier of (i) the Redemption Notice Date (as defined below), if applicable, and (ii) the Final Exchange Date, the Holder of this Security may exchange each $1,000 principal amount of this Security for a number of shares of the Underlying Stock equal to the Exchange Ratio as it may have been adjusted through the Exchange Settlement Date (as defined below) (or, at the Company’s option, the cash value of a number of shares of the Underlying Stock equal to the Exchange Ratio as it may have been adjusted through the Exchange Notice Date (as defined below), based on the Closing Price of the Underlying Stock on the Exchange Notice Date), subject to the Company’s right to redeem this Security on any day from and including June 25, 2018. This right of the Holder of this Security to exchange this Security is referred to herein as the “Exchange Right.”

The “Exchange Ratio” is 22.97499. The Exchange Ratio will remain constant for the term of this Security unless adjusted for certain corporate events relating to the Underlying Stock Issuer. See “—Adjustment Events” below.

When the Holder of this Security exchanges this Security or any portion hereof, the Calculation Agent will determine the exact number of shares of the Underlying Stock to be received by the Holder based on the principal amount of this Security exchanged and the Exchange Ratio as it may have been adjusted through the Exchange Settlement Date. Since this Security will be held only in book-entry form, a beneficial owner of this Security may exercise the Exchange Right only by acting through its participant at DTC, whose nominee is the registered Holder of this Security. Accordingly, if a beneficial owner of this Security desires to exchange all or any portion of this Security, such beneficial owner must instruct the participant through which it owns its interest to exercise the Exchange Right on its behalf.

To exchange this Security or any portion hereof on any day, a beneficial owner of this Security or any portion hereof must instruct its broker or other person with whom it holds its beneficial interest to take the appropriate steps through normal clearing system channels. A beneficial owner’s book-entry interest in this Security must be transferred to Wells Fargo Bank, N.A., the Paying Agent, on the day the Company delivers shares or pays cash to the Holder hereof, as described below. In addition, a beneficial owner of this Security must give the Company notice of exchange as follows:

•	fill out an Official Notice of Exchange, which is attached as Annex A hereto; and

•

deliver such Official Notice of Exchange to the Company before 11:00 A.M., New York City time, on the day such beneficial owner notifies the Company of its exercise of the Exchange Right (the “Exchange Notice Date”).

In order to ensure that the instructions are received by the Company on a particular day, a beneficial owner of this Security must instruct the participant through which it owns its interest before that participant’s deadline for accepting instructions from their customers. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, a beneficial owner of this Security should consult the participant through which it owns its interest for the relevant deadline. If the Company receives an Official Notice of Exchange after 11:00 A.M., New York City time, on any Trading Day or at any time on a day that is not a Trading Day, such notice will not become effective until the next Trading Day, and such next Trading Day will be the Exchange Notice Date; provided, however, that if the Company receives an Official Notice of Exchange after 11:00 A.M., New York City time, on any Trading Day and the Company exercises its right to redeem this Security on that Trading Day, such Official Notice of Exchange will be void. All instructions given to the Company by participants on behalf of a beneficial owner relating to the right to exchange this Security will be irrevocable. In addition, at the time instructions are given, a beneficial owner of this Security must direct the participant through which it owns its interest to transfer its book-entry interest in this Security, on DTC’s records, to the Paying Agent on the Company’s behalf.

This Security must be exchanged in $1,000 principal amount minimum increments at a time.

The Holder of this Security will no longer have the Exchange Right if the Company redeems this Security.

Upon any exercise of the Exchange Right, the Holder of this Security will not be entitled to receive any cash payment representing any accrued but unpaid interest. Consequently, if the Holder of this Security exchanges this Security or any portion hereof so that the Exchange Settlement Date occurs during the period from the close of business on a Regular Record Date and prior to the next succeeding Interest Payment Date, this Security or portion hereof exchanged must, as a condition to the delivery of the shares of the Underlying Stock or cash to the Holder of this Security, be accompanied by funds equal to the interest payable on the succeeding Interest Payment Date on the principal amount of this Security or portion hereof exchanged.

Upon any such exchange, the Company may, at its sole option, either deliver such shares of the Underlying Stock or pay an amount in cash equal to Parity on the Exchange Notice Date, as determined by the Calculation Agent, in lieu of the Underlying Stock.

The Company will, or will cause the Calculation Agent to, deliver such shares of the Underlying Stock or cash to the Paying Agent for delivery to the Holder of this Security on the third Business Day after the Exchange Notice Date, upon delivery of this Security to the Paying Agent. The “Exchange Settlement Date” will be the third Business Day after the Exchange Notice Date, or, if later, the day on which this Security is delivered to the Paying Agent.

If upon exchange of this Security or any portion hereof the Company delivers shares of the Underlying Stock, the Company will pay cash in lieu of delivering any fractional share of the Underlying Stock in an amount equal to the value of such fractional share based on the Closing Price of the Underlying Stock as determined by the Calculation Agent on the Trading Day before the Exchange Settlement Date.

Redemption Right

The Company may redeem this Security, in whole but not in part, for settlement on any day from and including June 25, 2018, to and including the Stated Maturity Date, for an amount in cash for each $1,000 principal amount of this Security equal to the greater of (i) $1,000 and (ii) Parity determined by the Calculation Agent on the Redemption Notice Date. This right of the Company to redeem this Security is referred to herein as the “Redemption Right.”

If the Company redeems this Security, the Company will specify the Redemption Date in its notice of redemption. The “Redemption Date” will be 10 days following the day on which the Company gives its notice of redemption (the “Redemption Notice Date”), unless the 10th day following the Redemption Notice Date is not a Business Day, in which case the Redemption Date will be the immediately following day that is a Business Day. If the Company redeems this Security, the Holder of this Security will not receive any accrued but unpaid interest on the Redemption Date.

If the Company redeems this Security, the Holder of this Security will no longer be able to exercise the Exchange Right and, if (i) the Company receives an Official Notice of Exchange on a Trading Day after 11:00 A.M., New York City time, on such day and (ii) the Company exercises its right to redeem this Security on such Trading Day, such Official Notice of Exchange will be void.

Business Day Adjustments

If the Stated Maturity Date, any Interest Payment Date, the Redemption Date or any Exchange Settlement Date is not a Business Day, any payments due on this Security on such day will be made on the next succeeding Business Day with the same force and effect as if made on such day and no interest on such payment will accrue from and after the Stated Maturity Date or such Interest Payment Date, as applicable.

Certain Definitions

“Business Day” shall mean a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

“Calculation Agent” shall mean the Person that has entered into the Calculation Agent Agreement with the Company, which term shall, unless the context otherwise requires, include its successors under such Calculation Agent Agreement. The initial Calculation Agent shall be Wells Fargo Securities, LLC. Pursuant to the Calculation Agent Agreement, the Company may appoint a different Calculation Agent from time to time after the initial issuance of this Security without the consent of the Holder of this Security and without notifying the Holder of this Security.

“Calculation Agent Agreement” shall mean the Calculation Agent Agreement dated as of March 18, 2015 between the Company and the Calculation Agent, as amended from time to time.

The “Closing Price” for one share of the Underlying Stock (or one unit of any other security for which a Closing Price must be determined) on any Trading Day means:

•

if the Underlying Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the Underlying Stock (or any such other security) is listed or admitted to trading; or

•

if the Underlying Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the Underlying Stock (or any such other security) is listed or admitted to trading on any national securities exchange but the official closing price is not available pursuant to the preceding sentence, then the Closing Price for one share of the Underlying Stock (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the OTC Bulletin Board on such day.

If the official closing price or the last reported sale price, as applicable, for the Underlying Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price per share for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid price for the Underlying Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of Wells Fargo Securities, LLC or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term “OTC Bulletin Board Service” will include any successor service thereto or, if the OTC Bulletin Board Service is discontinued and there is no successor service thereto, the OTC Reporting Facility operated by FINRA.

A “Market Disruption Event” means, with respect to the Underlying Stock, the occurrence or existence of any of the following events:

•

a suspension, absence or material limitation of trading in the Underlying Stock on its primary market for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the Calculation Agent in its sole discretion;

•

a suspension, absence or material limitation of trading in option or futures contracts relating to the Underlying Stock, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the Calculation Agent in its sole discretion;

•

the Underlying Stock does not trade on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or what was the primary market for the Underlying Stock, as determined by the Calculation Agent in its sole discretion; or

•

any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with the Company’s ability or the ability of any of its affiliates to unwind all or a material portion of a hedge with respect to this Security that the Company or its affiliates have effected or may effect.

The following events will not be Market Disruption Events:

•

a limitation on the hours or number of days of trading in the Underlying Stock in its primary market, but only if the limitation results from an announced change in the regular business hours of the relevant market; and

•	a decision to permanently discontinue trading in the option or futures contracts relating to the Underlying Stock.

For this purpose, a “suspension, absence or material limitation of trading” in the applicable market will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a “suspension, absence or material limitation of trading” in the applicable market for the Underlying Stock or option or futures contracts relating to the Underlying Stock, as applicable, by reason of any of:

•	a price change exceeding limits set by that market;

•	an imbalance of orders relating to the Underlying Stock or those contracts; or

•	a disparity in bid and asked quotes relating to the Underlying Stock or those contracts will constitute a “suspension, absence or material limitation of trading” in the Underlying Stock or those contracts, as the case may be, in the applicable market.

A “Trading Day” means a day, as determined by the Calculation Agent, on which trading is generally conducted on the principal trading market for the Underlying Stock (as determined by the Calculation Agent, in its sole discretion), the Chicago Mercantile Exchange and the Chicago Board Options Exchange and in the over-the-counter market for equity securities in the United States.

Calculation Agent

All determinations made by the Calculation Agent with respect to this Security will be at the sole discretion of the Calculation Agent and, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and the Holder of this Security. All percentages and other amounts resulting from any calculation with respect to this Security will be rounded at the Calculation Agent’s discretion.

Events of Default and Acceleration

In case an Event of Default, as defined in the Indenture, with respect to this Security has occurred and is continuing, the amount payable to the Holder of this Security upon any acceleration permitted by this Security, with respect to each $1,000 principal amount of this Security, will be equal to the greater of (i) $1,000 and (ii) Parity determined by the Calculation Agent on the date of acceleration.

Adjustment Events

The Exchange Ratio is subject to adjustment by the Calculation Agent as a result of the dilution and reorganization events described in this section.

How adjustments will be made

If one of the events described below occurs with respect to the Underlying Stock and the Calculation Agent determines that the event has a dilutive or concentrative effect on the market price of the Underlying Stock, the Calculation Agent will calculate a corresponding adjustment to the Exchange Ratio as the Calculation Agent deems appropriate to account for that dilutive or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the Exchange Ratio will be adjusted by the Calculation Agent by multiplying the existing Exchange Ratio by a fraction whose numerator is the number of shares of the Underlying Stock outstanding immediately after the stock split and whose denominator is the number of shares of the Underlying Stock outstanding immediately prior to the stock split. Consequently, the Exchange Ratio will be adjusted to double the prior Exchange Ratio, due to the corresponding decrease in the market price of the Underlying Stock. Adjustments will be made for events with an effective date or Ex-Dividend Date (as defined below), as applicable, from but excluding June 17, 2015 to and including (i) if the Holder hereof exercises the Exchange Right and the Company delivers shares of the Underlying Stock to the Holder hereof on an Exchange Settlement Date, such Exchange Settlement Date or (ii) in all other circumstances, the Exchange Notice Date, the Redemption Notice Date or the Final Exchange Date, as applicable (the “Adjustment Period”).

The Calculation Agent will also determine the effective date of that adjustment, and the replacement of the Underlying Stock, if applicable, in the event of a consolidation or merger or certain other events in respect of the Underlying Stock Issuer. Upon making any such adjustment, the Calculation Agent will give notice as soon as practicable to the Trustee and the Paying Agent, stating the adjustment to the Exchange Ratio. In no event, however, will an antidilution adjustment to the Exchange Ratio during the term of this Security be deemed to change the principal amount of this Security.

If more than one event requiring adjustment occurs with respect to the Underlying Stock, the Calculation Agent will make an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having made an adjustment for the first event, the Calculation Agent will adjust the Exchange Ratio for the second event, applying the required adjustment to the Exchange Ratio as already adjusted for the first event, and so on for any subsequent events.

For any dilution event described below, other than a consolidation or merger, the Calculation Agent will not have to adjust the Exchange Ratio unless the adjustment would result in a change to the Exchange Ratio then in effect of at least 0.10%. The Exchange Ratio resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

If an event requiring an antidilution adjustment occurs, the Calculation Agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the Holder of this Security relative to this Security that results solely from that event. The Calculation Agent may, in its sole discretion, modify the antidilution adjustments as necessary to ensure an equitable result.

The Calculation Agent will make all determinations with respect to antidilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a Reorganization Event (as defined below), and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on the Holder of this Security and the Company, without any liability on the part of the Calculation Agent. The Holder of this Security will not be entitled to any compensation from the Company for any loss suffered as a result of any of these determinations by the Calculation Agent. The Calculation Agent will provide information about the adjustments that it makes upon the written request of the Holder of this Security.

If any of the adjustments specified below is required to be made with respect to an amount or value of any cash or other property that is distributed by the Underlying Stock Issuer organized outside the United States, such amount or value will be converted to U.S. dollars, as applicable, and will be reduced by any applicable foreign withholding taxes that would apply to such distribution if such distribution were paid to a U.S. person that is eligible for the benefits of an applicable income tax treaty, if any, between the United States and the jurisdiction of organization of such issuer, as determined by the Calculation Agent, in its sole discretion.

No adjustments will be made for certain other events, such as offerings of common stock by the Underlying Stock Issuer for cash or in connection with the occurrence of a partial tender or exchange offer for the Underlying Stock by the Underlying Stock Issuer or any other person.

Ordinary Dividend Adjustments

In addition to any adjustments to the Exchange Ratio described herein, the Exchange Ratio will be adjusted for changes (whether positive or negative) in the regular quarterly cash dividend payable to holders of the Underlying Stock relative to the Base Quarterly Dividend (as defined below). If the Underlying Stock Issuer pays a regular quarterly cash dividend for which the Ex-Dividend Date is within the Adjustment Period and the amount of such regular quarterly cash dividend (the “Current Quarterly Dividend”) differs from the Base Quarterly Dividend, the Exchange Ratio will be adjusted (an “Ordinary Dividend Adjustment”) on such Ex-Dividend Date so that the new Exchange Ratio will equal the prior Exchange Ratio multiplied by the Ordinary Dividend Adjustment Factor. If the Underlying Stock Issuer declares that it will pay no dividend in any quarter, other than in connection with a Payment Period Adjustment as defined and discussed below, an adjustment will be made in accordance with this paragraph on the date determined by the Calculation Agent that, but for the discontinuation of the regular quarterly cash dividend in such quarter, would have been the Ex-Dividend Date in such quarter, corresponding to the Ex-Dividend Date in the immediately prior dividend payment period during which a regular quarterly cash dividend was paid (or, if such date is not a Trading Day, the next day that is a Trading Day). If a Reorganization Event occurs, no Ordinary Dividend Adjustment will be made in respect of any New Stock (other than Spin-Off Stock), Successor Stock or Replacement Stock (each as defined below).

The “Ordinary Dividend Adjustment Factor” will equal a fraction, the numerator of which is the Closing Price of the Underlying Stock on the Trading Day preceding the Ex-Dividend Date for the payment of the Current Quarterly Dividend (such Closing Price, the “Ordinary Dividend Base Closing Price”), and the denominator of which equals the Ordinary Dividend Base Closing Price of the Underlying Stock on the Trading Day preceding the Ex-Dividend Date minus the Dividend Differential. If the Dividend Differential is negative (because the Current Quarterly Dividend is less than the Base Quarterly Dividend), then the Ordinary Dividend Adjustment Factor will be less than 1, and the corresponding adjustment to the Exchange Ratio will result in a reduction of the Exchange Ratio.

The “Dividend Differential” equals the amount of the Current Quarterly Dividend minus the Base Quarterly Dividend.

The “Base Quarterly Dividend” means $0.49 per share; provided that (i) if there occurs any corporate event with respect to the Underlying Stock that requires an adjustment to the Exchange Ratio as described in this section “Adjustment Events” or (ii) if the Underlying Stock Issuer effects a change in the periodicity of its dividend payments (e.g., from quarterly payments to semi-annual payments) (a “Payment Period Adjustment”), then in each case the Calculation Agent will make an appropriate adjustment to the Base Quarterly Dividend with a view to offsetting, to the extent practical, any change in the Holder’s economic position relative to this Security that results solely from that event, and references in this section to a quarter or a quarterly dividend shall be deemed to refer instead to such other period or periodic dividend, as appropriate. In the event of a spin-off with respect to the Underlying Stock, the Base Quarterly Dividend for the original Underlying Stock will remain unchanged and the Base Quarterly Dividend with respect to the spin-off stock will be $0.00 per share.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split.

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If the Underlying Stock is subject to a stock split or a reverse stock split, then once the split has become effective the Calculation Agent will adjust the Exchange Ratio to equal the product of the prior Exchange Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of the Underlying Stock.

Stock Dividends

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

If the Underlying Stock is subject to a stock dividend payable in shares of the Underlying Stock that is given ratably to all holders of shares of the Underlying Stock, then once the dividend has become effective the Calculation Agent will adjust the Exchange Ratio on the Ex-Dividend Date to equal the sum of the prior Exchange Ratio and the product of:

—	the number of shares issued with respect to one share of the Underlying Stock, and

—	the prior Exchange Ratio.

The “Ex-Dividend Date” for any dividend or other distribution is the first day on and after which the Underlying Stock trades without the right to receive that dividend or distribution.

No Adjustments for Other Dividends and Distributions

The Exchange Ratio will not be adjusted to reflect dividends, including cash dividends, or other distributions paid with respect to the Underlying Stock, other than:

—	Ordinary Dividend Adjustments described above,

—	stock dividends described above,

—	issuances of transferable rights and warrants as described in “ — Transferable Rights and Warrants” below,

—	distributions that are spin-off events described in “ — Reorganization Events” below, and

—	Extraordinary Dividends described below.

An “Extraordinary Dividend” means each of (a) the full amount per share of the Underlying Stock of any cash dividend or special dividend or distribution that is identified by the Underlying Stock Issuer as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by the Underlying Stock Issuer as an extraordinary or special dividend or distribution) distributed per share of the Underlying Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of the Underlying Stock that did not include an Extraordinary Dividend (as adjusted for any subsequent corporate event requiring an adjustment as described herein, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5.00% of the Closing Price of the Underlying Stock on the Trading Day preceding the Ex-Dividend Date for the payment of such cash dividend or other cash distribution (such Closing Price, the “Extraordinary Dividend Base Closing Price”) and (c) the full cash value of any non-cash dividend or distribution per share of the Underlying Stock (excluding Marketable Securities, as defined below).

If the Underlying Stock is subject to an Extraordinary Dividend, then once the Extraordinary Dividend has become effective the Calculation Agent will adjust the Exchange Ratio on the Ex-Dividend Date to equal the product of:

—	the prior Exchange Ratio, and

—

a fraction, the numerator of which is the Extraordinary Dividend Base Closing Price of the Underlying Stock on the Trading Day preceding the Ex-Dividend Date and the denominator of which is the amount by which the Extraordinary Dividend Base Closing Price of the Underlying Stock on the Trading Day preceding the Ex-Dividend Date exceeds the Extraordinary Dividend.

Notwithstanding anything herein, the initiation by the Underlying Stock Issuer of an ordinary dividend on the Underlying Stock or any announced increase in the ordinary dividend on the Underlying Stock will not constitute an Extraordinary Dividend requiring an adjustment.

To the extent an Extraordinary Dividend is not paid in cash or is paid in a currency other than U.S. dollars, the value of the non-cash component or non-U.S. currency will be determined by the Calculation Agent, in its sole discretion. A distribution on the Underlying Stock that is a dividend payable in shares of the Underlying Stock, an issuance of rights or warrants or a spin-off event and also an Extraordinary Dividend will result in an adjustment to the Exchange Ratio only as described in “—Stock Dividends” above, “—Transferable Rights and Warrants” below or “—Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the Underlying Stock Issuer issues transferable rights or warrants to all holders of the Underlying Stock to subscribe for or purchase the Underlying Stock at an exercise price per share that is less than the Closing Price of the Underlying Stock on the Trading Day before the Ex-Dividend Date for the issuance, then the Exchange Ratio will be adjusted to equal the product of:

—	the prior Exchange Ratio, and

—

a fraction, (1) the numerator of which will be the number of shares of the Underlying Stock outstanding at the close of trading on the Trading Day before the Ex-Dividend Date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the number of additional shares of the Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (2) the denominator of which will be the number of shares of the Underlying Stock outstanding at the close of trading on the Trading Day before the Ex-Dividend Date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the number of additional shares of the Underlying Stock (referred to herein as the “Additional Shares”) that the aggregate offering price of the total number of shares of the Underlying Stock so offered for subscription or purchase pursuant to the rights or warrants would purchase at the Closing Price on the Trading Day before the Ex-Dividend Date for the issuance.

The number of Additional Shares will be equal to:

—

the product of (1) the total number of additional shares of the Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (2) the exercise price of the rights or warrants, divided by

—	the Closing Price of the Underlying Stock on the Trading Day before the Ex-Dividend Date for the issuance.

If the number of shares of the Underlying Stock actually delivered in respect of the rights or warrants differs from the number of shares of the Underlying Stock offered in respect of the rights or warrants, then the Exchange Ratio will promptly be readjusted to the Exchange Ratio that would have been in effect had the adjustment been made on the basis of the number of shares of the Underlying Stock actually delivered in respect of the rights or warrants.

Reorganization Events

Each of the following is a “Reorganization Event”:

—	the Underlying Stock is reclassified or changed (other than in a stock split or reverse stock split),

—

the Underlying Stock Issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all outstanding shares of the Underlying Stock are exchanged for or converted into other property,

—	a statutory share exchange involving outstanding shares of the Underlying Stock and the securities of another entity occurs, other than as part of an event described above,

—	the Underlying Stock Issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity,

—

the Underlying Stock Issuer effects a spin-off, other than as part of an event described above (in a spin-off, a corporation issues to all holders of its common stock equity securities of another issuer), or

—

the Underlying Stock Issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or another entity completes a tender or exchange offer for all the outstanding shares of the Underlying Stock.

Adjustments for Reorganization Events

If a Reorganization Event occurs, then the Calculation Agent will adjust the Exchange Ratio to reflect the amount and type of property or properties—whether cash, securities, other property or a combination thereof—that a holder of one share of the Underlying Stock would have been entitled to receive in relation to the Reorganization Event. This new property is referred to as the “Reorganization Property.”

Reorganization Property can be classified into two categories:

—

an equity security listed on a national securities exchange, which is generally referred to as a “Marketable Security” and, in connection with a particular Reorganization Event, “New Stock,” which may include any tracking stock, any stock received in a spin-off (“Spin-Off Stock”) or any Marketable Security received in exchange for the Underlying Stock; and

—

cash and any other property, assets or securities other than Marketable Securities (including equity securities that are not listed, that are traded over the counter or that are listed on a non-U.S. securities exchange), which is referred to as “Non-Stock Reorganization Property.”

For the purpose of making an adjustment required by a Reorganization Event, the Calculation Agent, in its sole discretion, will determine the value of each type of the Reorganization Property. For purposes of valuing any New Stock, the Calculation Agent will use the Closing Price of the security on the relevant Trading Day. The Calculation Agent will value Non-Stock Reorganization Property in any manner it determines, in its sole discretion, to be appropriate. In connection with a Reorganization Event in which Reorganization Property includes New Stock, for the purpose of determining the Exchange Ratio for any New Stock as described below, the term “New Stock Reorganization Ratio” means the product of (i) the number of shares of the New Stock received with respect to one share of the Underlying Stock and (ii) the Exchange Ratio on the Trading Day immediately prior to the effective date of the Reorganization Event.

If a holder of shares of the Underlying Stock may elect to receive different types or combinations of types of Reorganization Property in the Reorganization Event, the Reorganization Property will consist of the types and amounts of each type distributed to a holder of shares of the Underlying Stock that makes no election, as determined by the Calculation Agent in its sole discretion.

If any Reorganization Event occurs, then on and after the effective date for such Reorganization Event (or, if applicable, in the case of spinoff stock, the Ex-Dividend Date for the distribution of such spinoff stock) the term “Underlying Stock” herein will be deemed to mean the following, and for each share of Underlying Stock, New Stock and/or Replacement Stock so deemed to constitute Underlying Stock, the Exchange Ratio will be equal to the applicable number indicated:

(a)	if the Underlying Stock continues to be outstanding:

(1)

that Underlying Stock (if applicable, as reclassified upon the issuance of any tracking stock) at the Exchange Ratio in effect on the Trading Day immediately prior to the effective date of the Reorganization Event; and

(2)	if the Reorganization Property includes New Stock, a number of shares of New Stock equal to the New Stock Reorganization Ratio;

provided that, if any Non-Stock Reorganization Property is received in the Reorganization Event, the results of (a)(1) and (a)(2) above will each be multiplied by the “Gross-Up Multiplier,” which will be equal to a fraction, the numerator of which is the Closing Price of the Underlying Stock on the Trading Day immediately prior to the effective date of the Reorganization Event and the denominator of which is the amount by which such Closing Price of the Underlying Stock exceeds the value of the Non-Stock Reorganization Property received per share of Underlying Stock as determined by the Calculation Agent as of the close of trading on such Trading Day; or

(b)	if the Underlying Stock is surrendered for Reorganization Property:

(1)

that includes New Stock, a number of shares of New Stock equal to the New Stock Reorganization Ratio; provided that, if any Non-Stock Reorganization Property is received in the Reorganization Event, such number will be multiplied by the Gross-Up Multiplier; or

(2)	that consists exclusively of Non-Stock Reorganization Property:

(i)

if the surviving entity has Marketable Securities outstanding following the Reorganization Event and either (A) such Marketable Securities were in existence prior to such Reorganization Event or (B) such Marketable Securities were exchanged for previously outstanding Marketable Securities of the surviving entity or its predecessor (“Predecessor Stock”) in connection with such Reorganization Event (in either case of (A) or (B), the “Successor Stock”), a number of shares of the Successor Stock determined by the Calculation Agent on the Trading Day immediately prior to the effective date of such Reorganization Event equal to the Exchange Ratio in effect on the Trading Day immediately prior to the effective date of such Reorganization Event multiplied by a fraction, the numerator of which is the value of the Non-Stock Reorganization Property per share of the Underlying Stock on such Trading Day and the denominator of which is the Closing Price of the Successor

Stock on such Trading Day (or, in the case of Predecessor Stock, the Closing Price of the Predecessor Stock multiplied by the number of shares of the Successor Stock received with respect to one share of the Predecessor Stock); or

(ii)

if the surviving entity does not have Marketable Securities outstanding, or if there is no surviving entity (in each case, a “Replacement Stock Event”), a number of shares of Replacement Stock (selected as defined below) with an aggregate value on the effective date of such Reorganization Event equal to the value of the Non-Stock Reorganization Property multiplied by the Exchange Ratio in effect on the Trading Day immediately prior to the effective date of such Reorganization Event.

If a Reorganization Event occurs with respect to the shares of the Underlying Stock and the Calculation Agent adjusts the Exchange Ratio to reflect the Reorganization Property in the event as described above, the Calculation Agent will make further antidilution adjustments for any later events that affect the Reorganization Property, or any component of the Reorganization Property, comprising the new Exchange Ratio. The Calculation Agent will do so to the same extent that it would make adjustments if the shares of the Underlying Stock were outstanding and were affected by the same kinds of events. If a subsequent Reorganization Event affects only a particular component of the number of shares of the Underlying Stock, the required adjustment will be made with respect to that component as if it alone were the number of shares of the Underlying Stock.

For purposes of adjustments for Reorganization Events, in the case of a consummated tender or exchange offer or going-private transaction involving Reorganization Property of a particular type, Reorganization Property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Reorganization Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Reorganization Property in which an offeree may elect to receive cash or other property, Reorganization Property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Replacement Stock Events

Following the occurrence of a Replacement Stock Event described in paragraph (b)(2)(ii) above or in “—Delisting of American Depositary Shares or Termination of American Depositary Receipt Facility” below, the amount of shares of the Underlying Stock or cash, as applicable, payable on this Security upon exchange or redemption or at Maturity will be determined by reference to a Replacement Stock and an Exchange Ratio (subject to any further antidilution adjustments) for such Replacement Stock as determined in accordance with the following paragraphs.

The “Replacement Stock” will be the stock having the closest “Option Period Volatility” to the Underlying Stock among the stocks that then comprise the Replacement Stock Selection Index (or, if publication of such index is discontinued, any successor or substitute index selected by the Calculation Agent in its sole discretion) with the same GICS Code (as defined below) as the Underlying Stock Issuer; provided, however, that a Replacement Stock will not include (i) any stock that is subject to a trading restriction under the trading restriction policies of the Company, the hedging counterparties of the Company or any of their affiliates that would materially limit the ability of the Company, the hedging counterparties of the Company or any of their affiliates to hedge this Security with respect to such stock or (ii) any stock for which the aggregate number of shares to be referenced (equal to the product of (a) the Exchange Ratio that would be in effect immediately after selection of such stock as the Replacement Stock and (b) the principal amount of this Security outstanding divided by $1,000) exceeds 25% of the ADTV (as defined in Rule 100(b) of Regulation M under the Exchange Act) for such stock as of the effective date of the Replacement Stock Event (an “Excess ADTV Stock”).

If a Replacement Stock is selected in connection with a Reorganization Event, the Exchange Ratio with respect to such Replacement Stock will be equal to the number of shares of such Replacement Stock with an aggregate value, based on the Closing Price on the effective date of such Reorganization Event, equal to the product of (a) the value of the Non-Stock Reorganization Property received per share of the Underlying Stock and (b) the Exchange Ratio in effect on the Trading Day immediately prior to the effective date of such Reorganization Event. If Replacement Stock is selected in connection with an ADS Termination Event (as defined below), the Exchange Ratio with respect to such Replacement Stock will be equal to the number of shares of such Replacement Stock with an aggregate value, based on the Closing Price on the Change Date (as defined below), equal to the product of (x) the Closing Price of the Underlying Stock on the Change Date and (y) the Exchange Ratio in effect on the Trading Day immediately prior to the Change Date.

The “Option Period Volatility” means, in respect of any Trading Day, the volatility (calculated by referring to the Closing Price of the Underlying Stock on its primary exchange) for a period equal to the 125 Trading Days immediately preceding the announcement date of the Reorganization Event, as determined by the Calculation Agent.

“GICS Code” means the Global Industry Classification Standard (“GICS”) sub-industry code assigned to the Underlying Stock Issuer; provided, however, if (i) there is no other stock in the Replacement Stock Selection Index in the same GICS sub-industry or (ii) a Replacement Stock (a) for which there is no trading restriction and (b) that is not an Excess ADTV Stock cannot be identified from the Replacement Stock Selection Index in the same GICS sub-industry, the GICS Code will mean the GICS industry code assigned to the Underlying Stock Issuer. If no GICS Code has been assigned to the Underlying Stock Issuer, the applicable GICS Code will be determined by the Calculation Agent to be the GICS sub-industry code assigned to companies in the same sub-industry (or, subject to the proviso in the preceding sentence, industry, as applicable) as the Underlying Stock Issuer at the time of the relevant Replacement Stock Event.

The “Replacement Stock Selection Index” means the S&P 500® Index.

Delisting of American Depositary Shares or Termination of American Depositary Receipt Facility. If the Underlying Stock is an ADS and the Underlying Stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by the FINRA, or if the American depositary receipt facility between the Underlying Stock Issuer and the depositary is terminated for any reason (each, an “ADS Termination Event”), then, on the last Trading Day on which the Underlying Stock is listed or admitted to trading or the last Trading Day immediately prior to the date of such termination, as applicable (the “Change Date”), a Replacement Stock Event shall be deemed to occur.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[The remainder of this page has been left intentionally blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED: _______________

WELLS FARGO & COMPANY

By:

Its:

[SEAL]

Attest:

Its:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A., as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES K

Due Nine Months or More From Date of Issue

0.25% Optionally Exchangeable Notes due June 24, 2022

Exchangeable for the Class P Common Stock of Kinder Morgan, Inc.

or the Cash Value of Such Stock

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series of the Securities designated as Medium-Term Notes, Series K, of the Company, which series is limited to an aggregate principal amount or face amount, as applicable, of $25,000,000,000 or the equivalent thereof in one or more foreign or composite currencies. The amount payable on the Securities of this series may be determined by reference to the performance of one or more equity-, commodity- or currency-based indices, exchange traded funds, securities, commodities, currencies, statistical measures of economic or financial performance, or a basket comprised of two or more of the foregoing, or any other market measure or may bear interest at a fixed rate or a floating rate. The Securities of this series may mature at different times, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all and be denominated in different currencies.

Article Sixteen of the Indenture shall not apply to this Security.

The Securities are issuable only in registered form without coupons and will be either (a) book-entry securities represented by one or more Global Securities recorded in the book-entry system maintained by the Depositary or (b) certificated securities issued to and registered in the names of, the beneficial owners or their nominees.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of this Security.

Modification and Waivers

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Securities pursuant to the Indenture has been given or taken by the Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to be equal to the amount set forth on the face hereof as the “Principal Amount” hereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Defeasance

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, shall not apply to this Security. The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Authorized Denominations

This Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

Registration of Transfer

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series, with the same terms as this Security, in authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within

90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, having the same date of issuance, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligation of the Company Absolute

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to make the payments on this Security at the times, place and rate, and in the coin or currency or shares of the Underlying Stock, as the case may be, herein prescribed, except as otherwise provided in this Security.

No Personal Recourse

No recourse shall be had for the payment of amounts payable on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Defined Terms

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

Governing Law

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common

TEN ENT	--	as tenants by the entireties

JT TEN	--	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	--		Custodian
		(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint __________________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated: _________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

Annex A

OFFICIAL NOTICE OF EXCHANGE

Dated: On or after July 9, 2015

Wells Fargo & Company	Wells Fargo Securities, LLC
375 Park Avenue, 4th Floor	c/o Investment Solutions
MAC J0127-045	375 Park Avenue, 4th Floor
New York, NY 10152	MAC J0127-033
Facsimile No: (212) 214-5913	New York, NY 10152
Telephone No: (212) 214-6101	Facsimile No: (212) 214-5912
Attention: Derivatives Structuring Group	Telephone No: (212) 214-6299
Attention: Geoffrey Keith

Dear Sirs or Madams:

The undersigned beneficial owner of the Medium-Term Notes, Series K, 0.25% Optionally Exchangeable Notes due June 24, 2022 of Wells Fargo & Company (CUSIP No. 94986RXR7) (the “notes”) hereby irrevocably elects to exercise its exchange right with respect to the principal amount of the notes indicated below, as of the date hereof (or if this notice is received after 11:00 A.M., New York City time, on any trading day or at any time on a day that is not a trading day, as of the next trading day), provided that such a day is on or after July 9, 2015, and is on or before the earlier of (i) the redemption notice date, if applicable, and (ii) the fifth trading day before the stated maturity date. The exchange right is to be exercised as described under “Specific Terms of the Notes — Exchange Right” in the pricing supplement dated June 17, 2015 (the “pricing supplement”) relating to Registration Statement No. 333-202840. Terms not defined in this notice shall have their respective meanings as described in the pricing supplement.

Please (i) date and acknowledge receipt of this Official Notice of Exchange in the place provided below, and (ii) fax a copy to the fax number indicated. The amount of any such cash payment will be determined by the calculation agent and indicated in its acknowledgment of this Official Notice of Exchange. Wells Fargo will then deliver, in its sole discretion, the shares of the underlying stock, or an equivalent amount in cash based on the value thereof, on the third business day after the exchange notice date, in accordance with the terms of the notes as described in the pricing supplement.

The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the notes to be exchanged (and attaches evidence of such ownership as provided by the undersigned’s position services department or the position services department of the entity through which the undersigned holds its notes) and (ii) it will cause the principal amount of notes to be exchanged to be transferred to the paying agent on the exchange settlement date.

Very truly yours,

Name of Beneficial Owner

By:

Name

Title and/or Organization

Fax No./Direct No.
$
Principal amount of notes to be surrendered for exchange

$
Accrued interest, if any, due upon surrender of notes for exchange

Please specify: Exchange Notice Date

Receipt of the above

Official Notice of Exchange is hereby acknowledged.

WELLS FARGO & COMPANY, as issuer

By:

    Title:

Date and time of acknowledgment ________________

Annex A-2

WELLS FARGO SECURITIES, LLC, as Calculation Agent

By:

    Title:

Date and time of acknowledgment ________________

$ ___________________________

Accrued interest, if any, due upon

surrender of notes for exchange

Annex A-3